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                                                                    Exhibit 99.1

Contact:         Amedisys, Inc.                EURO RSCG Life
                 Chief Financial Officer       Investors/Media
                 Greg Browne                   John Capodanno
                 225.292.2031                  212.845.4258
                 gbrowne@amedisys.com          john.capodanno@nrp-euro.com


                         AMEDISYS REPORTS FIRST QUARTER
                          NET INCOME OF $0.12 PER SHARE

              COMPANY TO HOST CONFERENCE CALL TODAY AT 10:00 AM EDT

BATON ROUGE, Louisiana (May 13, 2003) - Amedisys, Inc. (Nasdaq: "AMED" or the "Company"), one of America's leading home health nursing companies, today reported its financial results for the first quarter of 2003.

For the three months ended March 31, 2003, the Company recorded revenues of $31.1 million, compared with $31.9 million in the first quarter of 2002. Pretax income totaled $1.9 million in the most recent quarter, versus pretax income of $2.6 million in the prior-year period.

Net income of $1.1 million, or $0.12 per diluted share, was recorded in the first quarter of 2003, versus net income of $4.0 million or $0.52 per diluted share, in the year-earlier quarter. The prior year included a benefit related to the elimination of the valuation allowance for net deferred tax assets of $1.4 million, whereas for fiscal 2003, the Company recorded an income tax expense of $0.7 million.

"We are very pleased that the operational restructuring work undertaken in response to recent Medicare reimbursement changes has achieved our expectation of margin improvement, and expense reduction." commented William F. Borne, Chief Executive Officer. "Our results for the recently completed quarter were consistent with both the earnings, and other guidance, previously communicated, and we remain comfortable with full year estimates of between $0.50 and $0.60 cents per share,"

"Same-store Medicare patient admissions for the most recent quarter grew by 7 percent when compared with the strong first quarter of 2002, and our utilization of nursing resources has continued the improvement seen over the previous twelve months. These improvements, when combined with the reduction in private insurance related revenue, and a restructuring of clinical management, have resulted in a significant improvement in gross margin to 58.5 percent in the first quarter, compared with 56.5 percent in the comparable period of 2002.

The two percent decrease in revenue from 2002, despite the strong admission growth referred to above, is attributable to the Medicare reimbursement reduction effective October 1, 2002, and in part to the additional cut effective April 1, 2003.

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"The Company reduced its debt by a net $2.1 million during the quarter ended
March 31, 2003, and ended the quarter with cash of over $8.3 million, an increase of $3.5 million from December 31, 2002. This improvement in our cash position as a result of both continued profitability, and improvements in working capital, has presented the Company with significantly greater flexibility regarding further acquisitions and balance sheet enhancements," concluded Mr. Borne.

The Company will provide further information today on these results during a teleconference call that is scheduled for 10:00 a.m. EDT. To access this call, please dial 1-888-896-0863 (domestic), or 1-973-582-2703(international) a few minutes before 10:00 a.m. EDT. A replay of the conference call will be available until May 23, 2003, by dialing 1-877-519-4471 (domestic), or 1-973-341-3080
(international). The Access Code is #3883267 for the replay.

Amedisys, Inc., a leading provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. The Company had approximately $129 million in revenue in 2002. Its common stock trades on the Nasdaq Stock Market under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    Additional information on this Company can be found on the World Wide Web

                             http://www.amedisys.com

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                         AMEDISYS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               For the three months ended March 31, 2003 and 2002
           (Unaudited, Dollar amounts in 000's, except per share data)

                                                              Three months ended
                                                      March 31, 2003      March 31, 2002
                                                     ----------------    ----------------
Net service revenue                                  $         31,132    $         31,850
Cost of service revenue                                        12,909              13,869
                                                     ----------------    ----------------
      Gross margin                                             18,223              17,981
                                                     ----------------    ----------------

General and administrative expenses:
   Salaries and benefits                                        9,861               9,431
   Other                                                        6,178               5,557
                                                     ----------------    ----------------
      Total general and administrative expenses                16,039              14,988
                                                     ----------------    ----------------

           Operating income                                     2,184               2,993
                                                     ----------------    ----------------

Other income and expense:
   Interest income                                                 17                  18
   Interest expense                                              (360)               (578)
   Other income, net                                               10                 131
                                                     ----------------    ----------------
     Total other expense, net                                    (333)               (429)
                                                     ----------------    ----------------

Income before income taxes                                      1,851               2,564

     Income tax expense (benefit)                                 702              (1,438)
                                                     ----------------    ----------------

Net income                                           $          1,149    $          4,002
                                                     ================    ================

Basic weighted average common shares outstanding            9,327,000           7,241,000

Basic net income per common share                    $           0.12    $           0.55
                                                     ================    ================

Diluted weighted average common shares outstanding          9,501,000           7,768,000

Diluted net income per common share                  $           0.12    $           0.52
                                                     ================    ================

  The accompanying notes are an integral part of these consolidated financial statements.

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                         AMEDISYS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                   As of March 31, 2003 and December 31, 2002
                            (Dollar amounts in 000's)

                                                                       March 31, 2003      December 31, 2002
                                                                      -----------------    -----------------
                                                                         (unaudited)
ASSETS:
CURRENT ASSETS:

Cash and cash equivalents                                             $           8,341    $           4,861
Patient accounts receivable, net of allowance for doubtful accounts
   of $2,309 at March 2003 and $1,865 at December 2002                           10,227               13,467
Prepaid expenses                                                                  1,929                1,600
Deferred income taxes                                                             2,080                1,803
Inventory and other current assets                                                1,092                  857
                                                                      -----------------    -----------------
          Total current assets                                                   23,669               22,588

Property and equipment, net                                                       7,815                8,257
Deferred income taxes                                                               774                1,711
Other assets, net                                                                25,748               25,768
                                                                      -----------------    -----------------

          Total assets                                                $          58,006    $          58,324
                                                                      =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:

Accounts payable                                                      $           1,776    $           2,495
Accrued expenses:
     Payroll and payroll taxes                                                    6,437                6,504
     Insurance                                                                    2,112                2,171
     Income taxes                                                                   458                  297
     Legal settlements                                                            2,181                1,887
     Other                                                                        2,435                2,439
Current portion of long-term debt                                                 3,970                3,903
Current portion of obligations under capital leases                               2,561                2,476
Current portion of Medicare liabilities                                           8,617                8,948
                                                                      -----------------    -----------------
          Total current liabilities                                              30,547               31,120

Long-term debt                                                                    3,674                4,474
Obligations under capital leases                                                    534                1,042
Long-term Medicare liabilities                                                    3,328                3,898
Other long-term liabilities                                                         826                  827
                                                                      -----------------    -----------------
          Total liabilities                                                      38,909               41,361

STOCKHOLDERS' EQUITY:

Preferred stock (none outstanding)                                                    -                    -
Common stock (9,411,725 and 9,167,976 shares
     issued at March 31, 2003 and December 31, 2002, respectively)                    9                    9
Additional paid-in capital                                                       30,424               29,439
Treasury stock at cost (4,167 shares of common stock held at
     March 31, 2003 and December 31, 2002)                                          (25)                 (25)
Retained earnings (deficit)                                                     (11,311)             (12,460)
                                                                      -----------------    -----------------
          Total stockholders' equity                                             19,097               16,963
                                                                      -----------------    -----------------

          Total liabilities and stockholders' equity                  $          58,006    $          58,324
                                                                      =================    =================

  The accompanying notes are an integral part of these consolidated financial statements.